                                  EXHIBIT 5.1

                      OPINION OF GARDERE WYNNE SEWELL LLP

July 26, 2001

Digital Generation Systems, Inc.
5221 North O'Connor Boulevard
Suite 950
Irving, Texas 75039

Ladies and Gentlemen:

     We have acted as counsel to Digital Generation Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering 17,597,408 shares of the Company's common stock, $0.001 par value (the "Common Stock"), under the Securities Act of 1933, as amended. The Registration Statement relates to shares of Common Stock to be issued or transferred in connection with the exercise of options granted or which may be granted by the Company under the Digital Generation Systems, Inc. 1992 Stock Option Plan, the Digital Generation Systems, Inc. 1995 Director Option Plan, the StarGuide Digital Networks, Inc. 1996 Stock Option Plan and the StarGuide Digital Networks, Inc. 1999 Equity Incentive Plan (collectively, the "Plans").

     In connection with this opinion, we have reviewed and are familiar with the Company's Certificate of Incorporation and By-laws and such other records and agreements of the Company, certificates or public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to various facts material to this opinion letter, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, set forth in certificates delivered to us, without independently verifying the accuracy of the information contained therein.

     Based upon the foregoing, we are of the opinion that the 17,597,408 shares of Common Stock of the Company which from time to time may be issued or transferred upon the exercise of options granted under the Plans, in accordance with appropriate proceedings of the Board of Directors of the Company or a committee thereof, when so issued and sold at prices in excess of the par value of the Common Stock, in accordance with the provisions of the Plans and related agreements entered into by the Company, will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

     The opinion herein is also subject to the following exceptions, limitations and qualifications:

A. The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws or regulations. The lawyers in this Firm involved in the representation of the Company are members only of the State Bar of Texas. The opinion expressed above is based solely on our review, as Texas lawyers, of the

Delaware General Corporation Law. We have not reviewed any other laws or regulations of the State of Delaware (including, without limitation, any interpretations of the Delaware General Corporation Law) or retained or relied on any opinion or advice of Delaware counsel, and our opinions are limited to the application of the Delaware General Corporation Law.

     B. This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise the Company or any other person or entity of any change in any matter set forth herein.

     C. This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

     This opinion is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose. Accordingly, we assume no professional responsibility to any other person whatsoever, and the opinion expressed herein may not be relied upon, circulated, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, without our prior written consent.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Respectfully submitted,

                                  GARDERE WYNNE SEWELL LLP


                                  By: /s/ David R. Earhart
                                      ------------------------------
                                      David R. Earhart, Partner

                             Exhibit 5.1 - Page 2